EXHIBIT 99.1

Terra Tech Reports First Quarter 2016 Results

Company Sees Revenue Growth of 103% to $1.5 Million; Completes Acquisition of Blum Oakland

NEWPORT BEACH, CA – May 12, 2016 – Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech" or the "Company"), a vertically integrated cannabis-focused agriculture company, today announced its first quarter 2016 financial results for the period ending March 31, 2016.

Derek Peterson, CEO of Terra Tech, commented, "We entered 2016 with strong momentum, with California's new Medical Marijuana Regulation and Safety Act (MMRSA) being signed into law in Q1 2016 and expected to take effect in 2018. This regulatory development has integrated cannabis cultivation into California's legal framework and has changed the legal landscape for the production of medical cannabis. Off the back of this momentum, our medical cannabis business made significant progress with the March 31st, 2016 acquisition ofBlüm Oakland, an established retail medical cannabis dispensary based in Oakland, CA. Blüm Oakland was our first retail location to open, and it was quickly followed by the very successful Grand Opening in April of our Las Vegas-based retail dispensary located at 1921 Western Avenue. Management continues to work diligently toward opening the next three dispensaries in Nevada which we anticipate will happen in the summer of 2016."

"In the first quarter we invested in researching and developing new forms of extracted cannabis products. By doing so, the Company reworked and refined its propriety recipe of extraction in order to produce a higher quality product that treats the individual ailments of patients. We have subsequently launched a new line of pre-filled cannabis cartridges and expect to launch more products in future months. Looking ahead, we continue to invest in producing the highest quality cannabis products, while taking steps to lower operating expenses and increase revenue."

"Our strong performance this quarter is largely attributed to the success of our subsidiary, Edible Garden, which made headway securing additional distribution channels to support sales of its high-quality, natural produce. Edible Garden sales increased over 200% year-over-year, demonstrating the significant potential of this business," concluded Mr. Peterson.

1

Financial Update:

•

Total revenues generated for the quarter ended March 31, 2016 were approximately $1.5 million, compared to $763k in the same period in 2015. This is an increase of 103% from the quarter ended March 31, 2015. First quarter revenues did not include sales from the acquisition of the Blüm dispensary in Oakland, California, which closed on March 31, 2015.

•

Gross margin for the first quarter of 2016 amounted to approximately 9%, compared to a gross margin of approximately 29% for the first quarter of 2015. Margins were impacted by increased spending on the development of new forms of extracted cannabis products and the refinement of Terra Tech's propriety recipe of extraction. Margins were also impacted by the allocation of IVXX's business activities into cost of goods sold, in accordance with current Federal, state and local laws.

•	Selling, general and administrative expenses for the first quarter of 2016 amounted to approximately $2.0 million, compared to approximately $2.3 million for the first quarter of 2015.

•	We realized an operating loss of approximately $1.9 million for the first quarter of 2016, compared to an operating loss of approximately $2.1 million for the first quarter of 2015.

•	The net loss for the quarter ended March 31, 2016 was approximately $4.1 million or $0.01 per share compared to a loss of approximately $2.1 million or $0.01 per share for the first quarter of 2015.

•	Stockholders' equity for the first quarter of 2016 amounted to approximately $7.6 million, compared to approximately $6.3 million as of December 31, 2015.

•	Short-term debt as of March 31, 2016 amounted to approximately $554,000, a decrease of approximately 40% compared to approximately $917,000 as of December 31, 2015.

Business Update:

•	Cannabis Segment Updates:

•

Acquired Black Oak Gallery, DBA: Blüm Oakland, an established, retail medical cannabis dispensary in Oakland, CA. This marked the Company's expansion into the retail side of the medical cannabis industry.

•	Subsequent to the quarter end, Terra Tech opened its first Nevada-based medical cannabis dispensary, located at 1921 Western Avenue in Las Vegas.

•

In the first quarter of 2016, Terra Tech's wholly owned subsidiary, IVXX, researched and developed new forms of extracted cannabis products. Subsequent to the quarter end, the Company launched a new line of pre-filled, IVXX-branded medical cannabis cartridges; initial orders have been filled.

2

•	Edible Garden Updates:

•

Edible Garden®, received the following certifications: USDA Certified Organic, The Non-GMO Project certification and the Kosher Certification. These follow the Global Food Safety Initiative ("GFSI") Certification issued in September 2015.

•

Edible Garden signed an exclusive license agreement with Nutrasorb LLC to grow and commercialize nutritionally-enhanced lettuce varieties developed in conjunction with Rutgers University under the name SUPERLEAF™.

•	Miscellaneous Operational Updates:

•	Launched new website to provide customers, investors, and partners with information on Terra Tech's business and product lines.

Conference Call

The company will also host a conference call today, Thursday, May 12, 2016 at 4:30 PM Eastern to discuss its financial results and the outlook for 2016.

Dial-In Number:                1-857-232-0157

Access Code:                      422095

For those unable to participate in the live conference call, a replay will be available at http://www.smallcapvoice.com/trtc/. An archived version of the webcast will also be available on the investor relations section of the company's website.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blum, IVXX Inc., Edible Gardens, MediFarm LLC and GrowOp Technology. Blum's retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blum offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company's wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech's MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company's wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

3

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

Tables to Follow

4

TERRA TECH CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months
	Ended March 31,
	2016	2015

Total Revenues	$1,548,167	$763,353
Cost of Goods Sold	1,414,193	545,412
	133,974	217,941
Selling, general and administrative expenses	2,046,348	2,322,511
Loss from operations	(1,912,374)	(2,104,570)

Other Income (Expenses)
Amortization of debt discount	(94,406)	(41,126)
Loss on extinguishment of debt	(920,797)	-
Loss from derivatives issued with debt greater
than debt carrying value	-	(224,000)
Gain (Loss) on fair market valuation of derivatives	(1,160,700)	408,200
Interest Expense	(55,995)	(188,529)
Total Other Income (Expense)	(2,231,898)	(45,455)
Loss before Provision of Income Taxes	(4,144,272)	(2,150,025)
Provision for income taxes	-	-
Net Loss	(4,144,272)	(2,150,025)
Net Loss attributable to non-controlling interest	18,208	73,511
Net Loss attributable to Terra Tech Corp.	$(4,126,064)	$(2,076,514)

Net Loss per Common Share attributable to Terra Tech Corp.
common stockholders - Basic and Dilutes	$(0.01)	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	326,500,982	204,859,138

5

TERRA TECH CORP.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	Unaudited
Assets
Current Assets:
Cash	$1,131,000	$418,082
Accounts receivable, net	803,916	741,844
Prepaid expenses	19,368	147,230
Inventory	1,319,061	949,448
Total Current Assets	3,273,345	2,256,604

Property, equipment and leasehold improvements, net	7,314,449	6,694,975
Intangible assets, net	1,474,690	118,932
Deposits	90,636	94,528
Total Assets	$12,153,120	$9,165,039

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,394,387	$1,119,459
Derivative liability	1,334,000	743,400
Short-term debt	553,778	917,363
Total Current Liabilities	3,282,165	2,780,222
Long Term Liabilities
Long-term debt	1,250,000	-
Deferred tax liability, net	44,000	44,000
Total Long Term Liabilities	1,294,000	44,000

Commitment and Contingencies
Stockholders' Equity
Preferred stock, Convertible Series A, Par value $0.001; authorized and issued 100 shares as of March 31, 2016 and December 31, 2015, respectively	-	-
Preferred stock, Convertible Series B, Par value $0.001; authorized 24,968,000 shares as of March 31, 2016; authorized 24,999,900 shares as of December 31, 2015; issued and outstanding 16,150,000 and 16,300,000 as of March 31, 2016 and December 31, 2015, respectively	16,150	16,300
Preferred stock, Convertible Series Q, Par value $0.001; authorized 21,600 shares as of March 31, 2016; no shares outstanding as of March 31, 2016	-	-
Preferred stock, Convertible Series Z, Par value $0.001; authorized 8,300 shares as of March 31, 2016; no shares outstanding as of March 31, 2016	-	-
Common stock, Par value $0.001; authorized 350,000,000 shares; issued 349,739,408 and 303,023,744 shares as of March 31, 2016 and December 31, 2015, respectively	349,740	303,024
Additional paid-in capital	57,176,915	51,843,071
Accumulated Deficit	(50,078,173)	(45,952,109)
Total Terra Tech Corp. stockholders' equity	7,464,632	6,210,286
Non-controlling interest	112,323	130,531
Total Stockholders' Equity	7,576,955	6,340,817

Total Liabilities and Stockholders' Equity	$12,153,120	$9,165,039

6